REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of this 17th day of November, 1997, by and among Universal International, Inc., a Minnesota corporation (the "Company") and 99 Cents Only Stores, a California corporation (the "Investor").

                              RECITALS


     A. The Company and the Investor entered into a Definitive Stock Purchase Agreement, dated November 11, 1997 (the "Purchase Agreement") pursuant to which the Investor purchased from the Company 4,500,000 shares of its Common Stock (the "Shares").

     B. As a condition to the obligations of the Investor to purchase the Shares pursuant to the Purchase Agreement, the Company has agreed to extend registration rights to the Investor.

                              AGREEMENT

     NOW, THEREFORE, on the basis of the preceding facts, and in consideration of the mutual covenants set forth below, the Company and the Investors hereby agree as follows:

     1. DEFINITIONS. For the purposes of this Agreement, the following words shall have the meanings set forth below:

          (a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "Common Stock" means the Company's Common Stock, par value $.001 per share.

          (c) "Company Notice" shall have the meaning set forth in Section 2 hereof.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (e) "Holder" means the Investor and any holder of Registrable Stock to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 14 hereof.

          (f) "Initiating Holders" means any Holder or Holders who in the aggregate hold not less than thirty five percent (35%) of the outstanding Registrable Stock.

          (g) "Long-Form Registration Statement" means a registration statement on Form S-l, Form S-2 or Form SB-2, or any similar form of registration statement adopted by the Commission from and after the date hereof.

          (h) "Other Stockholders" means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (i) "Piggyback Notice" shall have the meaning set forth in Section 4 hereof.

          (j)  "Prospective Sellers" shall have the meaning set forth in
Section 7.(a)(ii) hereof.

          (k) "Purchase Agreement" shall have the meaning set forth in Recital A to this Agreement.

          (l) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (m) "Registrable Stock" means (i) the Shares and (ii) any Common Stock issued or issuable with respect to the Shares by reason of a stock dividend or stock split or in connection with a combination of shares or other recapitalization. A person shall be deemed to be a holder of Registrable Stock when such person has a right to acquire such Registrable Stock (by conversion or otherwise) regardless of whether such acquisition has actually been effected. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof; provided, however, that Registrable Stock shall not include any shares of Common Stock which have previously been registered or which have been sold (or are freely tradeable) to the public either pursuant to a registration statement or Rule 144, or which have been sold (or are freely tradeable) in a private transaction in which the transferor"s rights under this Agreement are not assigned.

          (n)  "Registration Expenses" shall have the meaning set forth in
Section 8 hereof.

          (o) "Requesting Holders" shall have the meaning set forth in Section 2.(c) hereof.

          (p) "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (q) "Rule 145" means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (r) "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

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          (s)  "Short-Form Registration Statement" means a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

          (t) "Violation" shall have the meaning set forth in Section 9.(a) hereof.

          (u) Other Terms. Unless the context otherwise requires, all capitalized terms not defined in this Agreement shall have the respective meanings accorded to them in the Purchase Agreement.

     2.   REQUIRED REGISTRATIONS.
          ----------------------

          (a) DEMAND REGISTRATION. Subject to Section 3.(a) below, if, at any time Initiating Holders propose to dispose of, pursuant to a Long-Form Registration Statement all or a part of the Registrable Stock at an aggregate offering price to the public of not less than Five Million Dollars ($5,000,000), then such holders may request the Company in writing to effect such registration, stating the form of registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

          (b) SHORT-FORM REGISTRATION. If at any time at which the Company is entitled to file a registration statement on a Short-Form Registration Statement holders of the Registrable Stock then outstanding propose to dispose of shares of such Registrable Stock pursuant to a Short-Form Registration Statement, then such holders may request the Company in writing to effect such registration, stating the form of registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares; provided that, the Company shall not be obligated to effect any such registration (i) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations via a Short-Form Registration Statement pursuant to this Section 2.(b), or (ii) if the Initiating Holders and the Requesting Holders (as defined in Section 2.(c) below) propose to sell Registrable Stock and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000.

          (c) COMPANY NOTICE. Upon receipt of the request of the Initiating Holders pursuant to Section 2.(a) or 2.(b) above, the Company shall give prompt written notice thereof to all other holders of Registrable Stock and all Other Stockholders (the "Company Notice"). Subject to the provisions of Section 3 below, the Company shall use its best efforts promptly to effect the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders and all other securities specified in the requests (stating the number of shares to be disposed of and the intended method of disposition of such shares) of the Other Stockholders ("Requesting Holders") given within 30 days after receipt of the Company Notice.

     3.   LIMITATIONS ON REQUIRED REGISTRATIONS.
          -------------------------------------

          (a) The Company shall not be required to prepare and file more than two (2) Long-Form Registration Statements, which actually become or are declared effective, at the

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request of holders of Registrable Stock pursuant to Section 2.(a) hereof.  The foregoing, however, shall not limit the Company's obligation from time to time to prepare and file up to two (2) Short-Form Registration Statements each twelve (12) months if requested by holders of Registrable Stock pursuant to
Section 2.(b) hereof.

          (b) Only Common Stock may be included in a registration, and, whenever a registration requested by the holders of Registrable Stock is for a firmly underwritten offering, if the underwriters advise the Company in writing, that marketing factors require a limitation on the number of shares to be underwritten (including both the Initiating Holders and the Requesting Holders) of Registrable Stock and other securities, as applicable, proposing to sell their shares in such underwriting and registration shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock and other securities then held by such holders, respectively. If any holder of Registrable Stock disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Stock of such holder also shall be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Stock a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional shares of Registrable Stock in the same proportion used in determining the limitation imposed by the provisions of this Section 3.(b).

          (c) The Company shall not be required to prepare and file a registration statement pursuant to Section 2 hereof if the Company in good faith gives written notice to the holders of Registrable Stock within thirty
(30) days of a registration request by an Initiating Holder that the Company is commencing to prepare a Company-initiated registration statement and the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed with the Commission within ninety (90) days of such notice.

          (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders and Requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and/or declared effective and it is in the best interest of the Company to defer the filing or effectiveness of such registration statement, the Company shall have the right to defer such filing or effectiveness for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

     4. INCIDENTAL REGISTRATION. If the Company at any time proposes to register any of its securities for sale for its own account or for the account of any other person (other than a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Stock), it shall each such time

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give written notice (for purposes of this Section 4, the "Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least thirty (30) days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of such stock, it may request registration thereof in connection with the Company's registration by delivering to the Company, within thirty (30) days after receipt of the Notice, written notice of such request (the "Piggyback Notice") stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall use its best efforts to cause all shares of Registrable Stock specified in the Piggyback Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject, however, to the limitations set forth in Sections 5 and 10 hereof.

     5.   LIMITATIONS ON INCIDENTAL REGISTRATION.
          --------------------------------------

          (a) If the registration of which the Company gives notice pursuant to Section 4 above is for the purpose of permitting a disposition of securities by the Company pursuant to a firm commitment underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by shareholders of the Company if requested to do so in good faith by the managing underwriter of the offering and only securities which are to be included in the underwriting may be included in the registration. Notwithstanding the foregoing, the Company shall not grant to any shareholder incidental registration rights which would reduce the number of shares includable by holders of Registrable Stock in an incidental registration without the consent of the holders of at least 51% of the Registrable Stock.

          (b) Whenever the number of shares which may be registered pursuant to Section 4 is limited by the provisions of Section 5.(a) above, the Company shall have priority as to sales over the holders of Registrable Stock, and each holder hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The holders of Registrable Stock given rights by
Section 4 above shall share pro rata (as a single class) in the available portion of the registration in question, such sharing to be based upon the number of shares of such stock then held by each of such holders, respectively.

     6. DESIGNATION OF UNDERWRITER. In the case of any registration initiated by the holders of Registrable Stock pursuant to the provisions of
Section 2 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the holders of the Registrable Stock shall have the right to designate the managing underwriter by majority vote, subject to the approval of the Company, which approval will not be unreasonably withheld, and all holders of Registrable Stock participating in the registration shall enter into a customary agreement with the underwriters and sell their shares only pursuant to such underwriting.

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     7.   REGISTRATION PROCEDURES.
          -----------------------

          (a) If and when the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, the Company shall:

               (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for up to 120 days as provided herein; provided, however, that such 120-day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock or other securities of the Company;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be reasonably necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers");

               (iii) furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

               (iv) register or qualify the shares covered by such registration statement under such other securities, blue sky or other applicable laws of such jurisdictions within the United States as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller; provided, however the Company shall not be required to execute a general consent to service of process or to qualify as a foreign corporation;

               (v) upon written request, furnish to each Prospective Seller a signed counterpart, addressed to the Prospective Sellers and their underwriters, if any, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, such document to cover substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in the opinions of issuers' counsel and in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

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               (vi) cause all such shares to be listed or quoted on each
securities exchange or over the counter market on which similar securities issued by the Company are then listed or quoted;

               (vii) provide a transfer agent and registrar for all such shares and arrange for a CUSIP number not later than the effective date of such registration statement;

               (viii) enter into such customary agreements (including an underwriting agreement) containing such terms and conditions as are customary and take all such other customary actions as the holders of a majority of the Registrable Stock being sold reasonably request in order to expedite or facilitate the disposition of such shares;

               (ix) make available for inspection by any Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company which any of them may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement;

               (x) notify each seller of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

               (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

          (b) Each Prospective Seller shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

          (c) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the

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Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

     8. EXPENSES OF REGISTRATION. All expenses incurred in effecting any registration requested pursuant to Section 2 or 4 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the holders of Registrable Stock, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts reasonably requested by the managing underwriter which are customary for the Company to pay ("Registration Expenses") shall be borne by the Company; provided, however, that each Prospective Seller shall bear underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

     9.   INDEMNIFICATION.
          ---------------

          (a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall to the extent permitted by law indemnify and hold harmless each person requesting or joining in a registration of such securities, each underwriter (as defined in the Securities Act) and each controlling person of any holder or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such holder, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act or any blue sky law, or any rule or regulation promulgated under the Securities Act or any blue sky law, or any other law, applicable to the Company in connection with any such registration, qualification or compliance (each of (i), (ii) and (iii) are referred to hereafter as a "Violation"), and shall reimburse each such holder, underwriter or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any holder, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such holder, underwriter or controlling person, respectively, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or in behalf of the holder, underwriter or controlling person.

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          (b)  In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, each holder of Registrable Stock requesting or joining in a registration of such Registrable Stock shall to the extent permitted by law indemnify and hold harmless the Company, each underwriter (as defined in the Securities Act) and each controlling person of the Company or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by such holder of Registrable Stock expressly for use in connection with such registration, and shall reimburse the Company, underwriter or controlling person for any legal or other expenses reasonably incurred by the Company, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no such holder of Registrable Stock shall be liable to the Company, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability exceeds the proceeds from the offering received by such holder of Registrable Stock from the underwriters. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, underwriter or controlling person.

          (c) If the indemnification provided for in Section 9.(a) or 9.(b) above is unavailable to an indemnified party in respect of any losses, claims, damages. or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this
Section 9.(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.(c), no holder of Registrable Stock shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock sold by it exceeds the amount of any damages which such holder of Registrable Stock has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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          (d)  Promptly after receipt by an indemnified party under Section
9.(a) or 9.(b) above of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Sections or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     10. INCLUSION OF ADDITIONAL SHARES IN REQUIRED REGISTRATIONS: OTHER COMPANY INITIATED REGISTRATIONS. The Company shall not register securities for sale (i) for its own account or for the account of any other person in any registration requested by the holders of Registrable Stock pursuant to Section 2 hereof or (ii) for the account of any person other than the Company and the holders of Registrable Stock in a Company-initiated registration if the number of shares includable by the holders of Registrable Stock is limited pursuant to
Section 5 hereof, unless permitted to do so by the written consent of holders who hold at least fifty-one percent (51%) of the Registrable Stock as to which registration has been requested.

     11. RIGHTS WHICH MAY BE GRANTED TO OTHER PERSONS. The Company shall not grant any person registration rights which shall in any way whatsoever impair the priority of the registration rights granted to the Investor in this Agreement.

     12. RULE 144 REQUIREMENTS. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Shares to the public without registration, the Company agrees to:

          (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act at all times following the date hereof;

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          (b)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any all times following the date hereof;

          (c) so long as a Holder owns any Shares, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at all times following the date hereof) and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     13. HOLDBACK. If the Company files a registration statement in connection with an underwritten public offering, a holder of Registrable Stock shall not effect any sale (including any "short sale") or distribution of any shares (except pursuant to such registration statement) of the capital stock of the Company, whether now owned or hereafter acquired, during the period requested by the underwriters commencing with the effective date of such registration statement and ending on the close of business on a date which is not more than one hundred and eighty (180) days thereafter or such time as the registration statement is withdrawn, whichever is earlier; provided, however, that employees who hold at least 10% of the Common Stock (on an as-converted basis) of the Company and officers and directors also have agreed to hold their shares of Common Stock (or securities convertible into Common Stock) during such period.

     14. ASSIGNMENT OF REGISTRATION RIGHT. The rights to cause the Company to register Registrable Stock pursuant to this Agreement may be assigned (but only with all related obligations) by any holder of Registrable Stock to a transferee or assignee of such securities who, pursuant to such assignment or transfer, acquires at least 5% of the Registrable Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided, however, that the Company is, within a reasonable time after any such transfer, furnished with written notice of the name and address of the transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee of assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

     15.  MISCELLANEOUS.
          -------------

          (a) ADJUSTMENTS AFFECTING REGISTRABLE STOCK. The Company shall not effect a stock split or combination of shares or take any other action, or permit any change to occur, with respect to its equity securities, which would adversely affect at such time the ability of the holders of Registrable Stock to include such stock in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such stock in any such registration.

          (b) NOTICE. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such

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party may designate by ten (10) days advance written notice to the other parties or (iii) upon electronic confirmation of receipt, if sent by facsimile or similar electronic means.

          (c) SEVERABILITY AND GOVERNING LAW. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a
Section in this Agreement. This Agreement is made and entered into in the State of Minnesota and the laws of said state shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) CAPTIONS AND SECTION HEADINGS. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (f) SINGULAR AND PLURAL, ETC. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

          (g) COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

          (h) AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Stock; provided, however, that no such amendment or waiver shall affect the provisions of this Section 15.(h), and no such waiver shall extend to or affect any other obligation not expressly waived.

          (i) SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          (j) SPECIFIC PERFORMANCE. The parties hereto agree that the Shares cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable.

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Accordingly, in the event of any controversy concerning the capital stock which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 15.(j) shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

          (k) DELAY OF REGISTRATION. Notwithstanding the preceding paragraph or anything to the contrary contained in this Agreement, no holder of Registrable Stock shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          (l) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.




                    [signatures on following page]

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

          IN WITNESS WHEREOF, the parties hereto have executed delivered this Agreement as of the date first above written.

                         THE COMPANY:

                         UNIVERSAL INTERNATIONAL, INC.
                         a Minnesota corporation


                         By:       _________________________________
                         Name:     Mark Ravich
                         Title:    Chief Executive Officer and Chief
                                   Financial Officer

                         Address:  ______________________
                                   ______________________
                                   ______________________

                         THE INVESTOR:

                         99 CENTS ONLY STORES
                         a California corporation


                         By:       _____________________
                         Name:     David Gold
                         Title:    President, Chief Executive Officer and
                                   Chairman of the Board

                         Address:  ______________________
                                   ______________________
                                   ______________________